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                                                                    Exhibit 10.8

                  Amendment to Catellus Development Corporation
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                    2000 Performance Award Plan ("Amendment")
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Pursuant to that certain Resolution adopted by the Board of Directors of
Catellus Development Corporation (the "Company") dated September 26, 2001,
Section 6(a)(1) of the Company's 2000 Performance Award Plan (the "Plan") is hereby amended and restated, effective as of September 26, 2001, in its entirety to provide as follows:

                  "(1) Nonassignability. The Award shall not be assignable nor transferable, except (A) by will or by the laws of descent and distribution, or (B) pursuant to a QDRO or any other exception to transfer restrictions expressly permitted by the Committee and set forth in the Award Agreement (or an amendment thereto), or (C) in the case of Awards constituting Incentive Stock Options, as permitted by the Code. The restrictions on exercise and transfer shall not be deemed to prohibit, to the extent permitted by the Committee, transfers without consideration for estate planning, financial planning, and charitable purposes, nor transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement expressly permit. During the lifetime of a Participant the Award shall be exercised only by such Participant or by his or her guardian or legal representative, except as expressly otherwise provided consistent with the foregoing transfer restrictions. A Participant may designate a Beneficiary or Beneficiaries to receive the Participant's benefits under the Plan in the event of the Participant's death upon forms provided by and subject to conditions imposed by the Corporation and the designation of a Beneficiary or Beneficiaries hereunder shall not constitute a transfer prohibited by the foregoing provisions."

Except as modified by this Amendment, all of the provisions of the Plan shall continue in full force and effect and are incorporated herein by reference.